Exhibit 10.2
LATCH, INC.
AMENDED AND RESTATED COMMON STOCK RESTRICTION AND REPURCHASE AGREEMENT
This AMENDED AND RESTATED COMMON STOCK RESTRICTION AND REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 18, 2024 and effective as of the effective date of the Separation and Advisory Agreement (as defined below) (the “Effective Date”), and is between Latch, Inc., a Delaware corporation (the “Company”) and Jamie Siminoff (“Stockholder”).
RECITALS
WHEREAS, in July 2023, the Company and Honest Day’s Work, Inc., a Delaware Corporation (“HDW”) completed a transaction pursuant to which the Company acquired all of the outstanding equity interests of HDW (the “Merger”).
WHEREAS, in connection with the closing of the Merger (the “Closing”), and in exchange for his shares of capital stock in HDW, Stockholder received merger consideration consisting of 19,075,675 shares of the Company’s common stock (the “Consideration Shares”).
WHEREAS, in connection with the Closing, Stockholder and the Company entered into a Common Stock Restriction Agreement (the “Prior Agreement”) to specify certain terms and conditions applicable to the Consideration Shares.
WHEREAS, on the Effective Date, Stockholder and Latch Systems, Inc., a subsidiary of the Company (“Latch Systems”), entered into that certain Separation and Advisory Agreement and Release (the “Separation and Advisory Agreement”) pursuant to which the Stockholder’s employment with the Company and its subsidiaries will terminate and the Stockholder will continue to provide certain advisory services as a non-employee advisor to the Company;
WHEREAS, in connection with the execution of the Separation and Advisory Agreement, the Company and the Stockholder have agreed to amend and restate the Prior Agreement in its entirety as set forth herein.
WHEREAS, as of the Effective Date, no Consideration Shares have been released from the Company’s Repurchase Option (as such term is used in the Prior Agreement).
NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the parties agree to Amend and Restate the Prior Agreement in its entirety as follows:
1.Partial Exercise of Repurchase Option.
(a)The Company hereby exercises its Repurchase Option under the Prior Agreement with respect to 15,260,540 of the Consideration Shares (the “Repurchased Shares”), which represents 80% of the total Consideration Shares. In connection therewith, the Company shall pay Stockholder $0.00005080 per Repurchased Share for a total payment of $775.24 (the “Purchase Price”). The Stockholder acknowledges that the Repurchase Option under the Prior Agreement applies and has been triggered with respect to the Repurchased Shares and agrees to sell the Repurchased Shares to the Company for the Repurchase Price. Stockholder agrees to sign a stock power substantially in the form of

Exhibit A attached to this Agreement or in a form otherwise agreed to by the parties (a “Stock Power”), executed by Stockholder and by Stockholder’s spouse, to the General Counsel of the Company or to another designee of the Company. Stockholder further agrees to execute any additional documents or instruments as may be reasonably requested by the Company to give effect to the repurchase of the Repurchased Shares by the Company. Payment of the Repurchase Price will be made upon or promptly following the Effective Date by check or wire transfer of immediately available funds.
2.Remaining Shares; Repurchase Option.
(a)The 3,815,135 Consideration Shares not repurchased by the Company pursuant to Section 1(a) above (the “Remaining Shares”) shall be subject to the transfer restrictions described in Section 5 hereof (the “Transfer Restrictions”). The parties agree that the transfer restrictions set forth in Section 2.1(a) and Section 2.1(b)(i) of the Latch Disclosure Schedule (as defined in the Agreement and Plan of Merger dated as of May 15, 2023 by and among HDW, the Company and other parties thereto) do not apply to the Remaining Shares.
(b)In the event any portion of the Remaining Shares have not been released from the Amended Repurchase Option (as defined below) and the Transfer Restrictions pursuant to Sections 3 and 5 below by the fifth anniversary of the Effective Date (the “Repurchase Trigger Date”), the Company shall have an irrevocable, exclusive option to repurchase (the “Amended Repurchase Option”) any Remaining Shares that have not yet been released from the Amended Repurchase Option and the Transfer Restrictions (the “Unreleased Shares”), at a price per share equal to the lesser of (x) the fair market value of the Remaining Shares at the time the Amended Repurchase Option is exercised, as determined by the Company’s board of directors based on the most recent closing or trading stock price on any applicable securities exchange or market (if applicable) and (y) $0.00005080 (the “Repurchase Price”). The Company must, if at all, exercise its Amended Repurchase Option as to any or all of the Unreleased Shares within 60 days after the Repurchase Trigger Date or the Advisory Termination Date (as defined below), as applicable; provided, however, that without requirement of further action on the part of either party hereto, the Amended Repurchase Option shall be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. (Pacific Time) as of the date that is 60 days following the earlier of the Repurchase Trigger Date or the Advisory Termination Date, as applicable, unless the Company declines in writing to exercise its Repurchase Option prior to such time; and provided, further, that notwithstanding the above, the Repurchase Option shall not be deemed to have been automatically exercised, and shall instead be deemed to become temporarily unexercisable as of such time and date in any case where such automatic exercise would result in a violation of applicable law. The Repurchase Option shall once again be deemed exercisable (or, as provided above, exercised) as soon as a violation of applicable law would not result from its exercise.
(c)If the Company decides not to exercise its Amended Repurchase Option, it shall notify Stockholder in writing within 30 days of the Repurchase Trigger Date or the Advisory Termination Date, as applicable and, following Stockholder’s receipt of such notice, all Unreleased Shares shall no longer be subject to the Amended Repurchase Option or the Transfer Restrictions. If the Amended Repurchase Option is exercised, or deemed exercised, within 60 days of the earlier of the Repurchase Trigger Date or the Advisory Termination Date, as applicable, the Company shall deliver payment to Stockholder, by any of the following methods, in the Company’s sole discretion: (i) delivering to Stockholder or Stockholder’s executor a check in the amount of the aggregate Repurchase Price, (ii) canceling an amount of Stockholder’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) any combination of (i) and (ii) such that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price.

(d)In the event that the Amended Repurchase Option is exercised or deemed exercised, the sole right and remedy of Stockholder thereafter shall be to receive the Repurchase Price, and in no case shall Stockholder have any claim of ownership as to any of the Unreleased Shares.
(e)The Company in its sole discretion may assign all or part of the Amended Repurchase Option to one or more employees, officers, directors or stockholders of the Company or other persons or organizations; provided, that, after any such assignment, the Company remains secondarily liable for its obligations hereunder.
3.Release of Shares from Transfer Restriction and Amended Repurchase Option.
(a)The Remaining Shares shall be split into two tranches with different provisions governing their release from the Amended Repurchase Option and the Transfer Restrictions: the Separation Shares and the Advisory Shares (each as hereafter defined). The “Separation Shares” shall consist of 2,861,351 shares (representing 75% of the Remaining Shares) and be released from the Amended Repurchase Option and the Transfer Restrictions in equal tranches (each, a “Release Tranche”) as follows:
(i)20% of the Separation Shares shall be released when the average final trading price of the Company’s common stock as reported by Bloomberg for any 60-trading day period prior to the Repurchase Trigger Date (the “Threshold Price”) is $1.00 (the “First Tier”);
(ii)20% of the Separation Shares shall be released when the Threshold Price is $2.00 (the “Second Tier”);
(iii)20% of the Separation Shares shall be released when the Threshold Price is $3.00 (the “Third Tier”);
(iv)20% of the Separation Shares shall be released when the Threshold Price is $4.00 (the “Fourth Tier”); and
(v)20% of the Separation Shares shall be released when the Threshold Price is $5.00 (the “Fifth Tier” and, collectively with the other respectively named tiers, the “Price Tiers”). Upon the Threshold Price being reached for each Release Tranche, such Release Tranche shall be deemed an “Earned Tranche.”
(b)The “Advisory Shares” shall consist of 953,784 shares (representing 25% of the Remaining Shares) and be released from the Amended Repurchase Option and the Transfer Restrictions as follows:
(i)All of the Advisory Shares shall be released on the Advisory End Date (as defined in the Separation and Advisory Agreement), provided that a Termination of Advisory Services under the Separation and Advisory Services Agreement (as defined therein) has not occurred prior to such date.
(ii)In the event of a Termination of Advisory Services by Stockholder prior to the Advisory End Date other than for Good Reason (as defined below), the Amended Repurchase Option shall immediately apply to all of the Advisory Shares, which shall be Unreleased Shares as of the date of such termination (the “Advisory Termination Date”) and the Company shall be deemed to have automatically exercised such Amended Repurchase Option with respect thereto. “Good Reason” means a material breach by the Company of any term of the Separation and Advisory Agreement, this Agreement or the Indemnification Agreement (as defined in the Separation and Advisory Agreement). Notwithstanding the foregoing, no Good Reason will have occurred unless and until: (a) Stockholder has provided the Company, within sixty (60) days of Stockholder’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; (b) the Company has had an opportunity to cure the same within thirty (30) days after the receipt of such notice; and (c) the Company shall have failed to so cure within such period.
(iii)In the event of a Termination of Advisory Services by Latch Systems as a result of the Stockholder’s willful failure or refusal to perform the Advisors Services in good faith in accordance with the terms of the Separation and Advisory Agreement (a “Termination for Cause”), if Latch Systems has provided the Stockholder at least 30 days’ written notice of its intent to terminate the Advisory Services on account of such willful failure or refusal, which notice must state with reasonable specificity the circumstances alleged to constitute such willful failure or refusal, and such circumstances remain uncured for a period of at least 30 days following the date of such notice, the Amended Repurchase Option shall immediately apply to all of the Advisory Shares, which shall be Unreleased Shares as of the Advisory Termination Date, and the Company shall be deemed to have automatically exercised such Amended Repurchase Option with respect thereto.
(iv)In the event of (a) a Termination of Advisory Services by Latch Systems, other than a Termination for Cause, (b) a Termination of Advisory Services by Stockholder with Good Reason or (c) a Change in Control (as defined in the Company’s 2021 Incentive Award Plan) prior to the Advisory End Date, the Amended Repurchase Option shall immediately apply to the portion of the Advisory Shares represented by the solution to the equation, (1 – X/730) * the number of Advisory Shares, where “X” equals the number of days elapsed between the Separation Date (as defined in the Separation and Advisory Agreement) and the Advisory Termination Date, and the Company shall be deemed to have automatically exercised such Amended Repurchase Option with respect thereto. With respect to the Advisory Shares to which the Amended Repurchase Option does not apply, such Advisory Shares shall be released from the Amended Repurchase Option and the Transfer Restrictions on the Advisory Termination Date.
(c)Notwithstanding the foregoing, in the event of a Change in Control prior to the Repurchase Trigger Date:
(i)upon the closing of such transaction, the Threshold Price shall be deemed to be the price per share to be received by securityholders in connection with the Change in Control transaction, as determined reasonably and in good faith by the Company’s board of directors (the “CIC Price”),
(ii)subject to Section 3(d) below, any Release Tranches for which the Threshold Price has not been attained shall thereupon become subject to the Amended Repurchase Option, and the Company shall be deemed to have automatically exercised such Amended Repurchase Option with respect thereto, and
(iii)any Earned Tranches and the Partial Earned Tranche (as defined below), if any, shall be released from the Amended Repurchase Option and the Transfer Restrictions.

(i)In addition, notwithstanding the foregoing, (i) in the event a Change in Control occurs and the CIC Price falls between two Price Tiers, then a portion of the Release Tranche (the “Straddle Tranche”) corresponding to the higher of such Price Tiers shall be considered earned, which portion shall be determined using straight line interpolation between the corresponding Price Tiers (such earned portion of the Straddle Tranche, the “Partial Earned Tranche”). The Partial Earned Tranche shall be released from the Amended Repurchase Option and the Transfer Restrictions and the portion of the applicable Straddle Tranche that is not the Partial Earned Tranche will become subject to the Amended Repurchase Option, and the Company shall be deemed to have automatically exercised such Amended Repurchase Option with respect thereto.
(d)Subject to the provisions of Section 4, the Remaining Shares that have been released from the Company’s Amended Repurchase Option and the Transfer Restrictions shall be delivered to Stockholder at Stockholder’s request.
4.Tax Advisors.  Stockholder has reviewed with Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by the Merger and this Agreement. Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Stockholder understands that Stockholder (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Merger and this Agreement and Stockholders expressly agrees that Stockholder will pay all such taxes when due, provided, however that nothing herein shall preclude Stockholder from contesting any assessment of tax liability from any taxing authority. Subject to the foregoing proviso, Stockholder will, upon written request from the Company, provide to the Company such documents or other materials as may be reasonably requested by the Company to demonstrate payment of such taxes. In the event any taxing authority assesses any tax liability against the Company (whether for withholding or otherwise) arising from the issuance of the Consideration Shares to the Stockholder in connection with the transactions contemplated by the Merger and the Prior Agreement, the Stockholder and the Company will reasonably cooperate in connection with responding to or contesting such assessment.

5.Transfer Restrictions.  Stockholder shall not Transfer any Unreleased Shares or any beneficial interest in such Unreleased Shares. “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the provisions set forth above, Transfers of Unreleased Shares are permitted: (a) to the Company’s officers or directors or any affiliate or family member of any of the Company’s officers or directors; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) pursuant to an order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (f) by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration; (g) by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (h) to one or more of Stockholder’s affiliates; provided, however, that in the case of clauses (a) through (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by these Transfer Restrictions.
6.Legends. Stockholder understands and agrees that the certificates or book-entry records evidencing the Remaining Shares may bear the following legends in substantially the following form (in addition to any legend required by this Agreement or under applicable state securities laws or any legend as provided under the Merger Agreement):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE RIGHT HELD BY THE COMPANY OR ITS ASSIGNEE(S) AS SET FORTH IN THE AMENDED AND RESTATED STOCK RESTRICTION AND ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS ARE BINDING ON THESE SHARES.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO AN AMENDED AND RESTATED STOCK RESTRICTION AND PURCHASE AGREEMENT, AMONG THE

COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”
7.Miscellaneous.
(a)Voluntary Nature of Agreement. Stockholder acknowledges and agrees that he/she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Stockholder further acknowledges and agrees that he/she has carefully read this Agreement and that he/she has asked any questions needed to fully understand the terms, consequences, and binding effect of this Agreement. Stockholder agrees that he/she has been provided an opportunity to seek the advice of an attorney of his/her choice before signing this Agreement.
(b)Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and Stockholder.
(c)Notices.  All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) subject to the below, immediately upon delivery by hand or by email transmission, in each case, addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing. Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any business day after 5:00 p.m., Pacific time, or on any day that is not a business day will be deemed to have been received at 9:00 a.m., Pacific time, on the next business day. From time to time, any party may provide notice to the other parties of a change in its address or email address through a notice given in accordance with this Section 7(c). With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws, each Stockholder agrees that such notice may be given by facsimile or e-mail. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
(d)Governing Law.  This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(e)Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this section or which becomes bound by the terms of this Agreement by operation of law.
(g)Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
(h)Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement and supersedes in its entirety the Prior Agreement and all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.
(i)Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
(j)Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
(k)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to the Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(l)Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
(m)Adjustment for Stock Split; Successor Securities. All references to the number of Remaining Shares and the purchase price of the Remaining Shares in this Agreement shall be adjusted to reflect any stock split, stock dividend or other change in the Remaining Shares which may be made after the date of this Agreement. In the event the Remaining Shares are converted into or exchanged for any other securities or property, the Amended Repurchase Option and other terms and conditions of this Agreement shall apply to such securities or property mutatis mutandis.
(n)Rights as Stockholder. Subject to the terms and conditions of this Agreement, Stockholder shall have all of the rights of a stockholder of the Company with respect to the Remaining Shares from and after the date that Stockholder delivers a fully executed copy of this Agreement (including the applicable exhibit(s) and attachment(s) to this Agreement), and until such time as Stockholder disposes of the Remaining Shares in accordance with this Agreement. Upon such transfer, Stockholder shall have no further rights as a holder of such Remaining Shares so received except (in the case of a transfer to the Company) the right to receive payment for the Remaining Shares so received in accordance with the provisions of this Agreement, and Stockholder shall forthwith cause any certificate(s) evidencing the Remaining Shares so received to be surrendered to the Company for transfer or cancellation.
(o)Reliance on Counsel and Advisors. Stockholder acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Stockholder is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

[Signature Page Follows]

The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement. Stockholder agrees to notify the Company of any change in his or her address below.

STOCKHOLDER	LATCH, INC., a Delaware corporation

/s/ James Siminoff	/s/ Priyen Patel
James Siminoff	Priyen Patel,
General Counsel and Secretary
Stockholder Address:

Email:

Exhibit A
Stock Power
FOR VALUE RECEIVED and pursuant to that certain Amended and Restated Common Stock Restriction and Repurchase Agreement dated as of [●], 2024, the undersigned hereby sells, assigns and transfers unto ________________________, ______________________ (______) shares of Common Stock of Latch, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number _______ delivered herewith, and does hereby irrevocably constitute and appoint ______________________ as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.
Dated:______________ ___, _____

STOCKHOLDER:

By:

STOCKHOLDER SPOUSE:

By:

Instruction: Please do not fill in any blanks other than the signature and name lines.